Exhibit 99.1

May 4, 2022

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, New York 11219

Attention: Relationship Management

Re: Nexstar CVR True-Up Notice

Ladies and Gentlemen:

Reference is made to that certain Contingent Value Rights Agreement, dated as of January 13, 2017, between Nexstar Media Group, Inc. (f/k/a Nexstar Broadcasting Group, Inc.) (“Nexstar”) and American Stock Transfer & Trust Company, LLC (the “CVR Agreement”). Capitalized terms used but not defined herein shall have the meanings set forth in the CVR Agreement.

Please be advised that, pursuant to Section 3.5(d) of the CVR Agreement, Nexstar has calculated the True-Up Amount as of April 13, 2022. Such amount is set forth below:

True-Up Amount	$13,936,030

The calculations made by Nexstar to determine such True-Up Amount are set forth on Annex A attached hereto. The CVR Payment Date for the True-Up Amount will be May 18, 2022.

Sincerely,

NEXSTAR MEDIA GROUP, INC.
By:	/s/ Lee Ann Gliha
Name:	Lee Ann Gliha
Title:	Chief Financial Officer

Annex A - Calculations of final Distribution Amount and True-Up Amount under the CVR Agreement

Gross Proceeds from the Spectrum Auction	$	$ 478,608,583
Less - Company Transaction Expenses	$	$ 23,415,149
Less - Company BCF Adjustment		$-
Less - Company Tax Adjustment		$182,077,374
Total Company Proceeds		$273,116,060	(a)

Sharing Percentage		100%	(b)
Aggregate Fees and Expenses of the Rights Agent		$28,006	(c)
Aggregate Fees and Expenses of Parent’s Certified Public Accounting Firm		$505,205	(d)

Distribution Amount - Total Company Proceeds (a) multiplied by the Estimated Sharing Percentage (b) less (c) less (d)		$272,582,849	(e)

Less: Payment Amounts previously distributed to Holders		$258,646,819	(f)

True-Up Amount - Distribution Amount (e) less (f)		$13,936,030